EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS TO PARTICIPATE IN THE 2014 CITI
ONE-ON-ONE MLP/MIDSTREAM INFRASTRUCTURE CONFERENCE

EL PASO, Texas - August 19, 2014 - Western Refining Logistics, LP (NYSE:WNRL) today announced that the Partnership will participate in the 2014 Citi One-On-One MLP/Midstream Infrastructure Conference in Las Vegas on Wednesday, August 20, 2014. The meeting material will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning Wednesday, August 20, 2014, and will remain available on www.wnrl.com in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop, and acquire terminals, storage tanks, pipelines, and other logistics assets related to the terminalling, transportation, and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics’ assets include approximately 300 miles of pipelines, approximately 7.9 million barrels of active storage capacity, and other assets in the Southwest US.

More information about Western Refining Logistics is available at www.wnrl.com.